                                                                   Exhibit 23(a)


               Consent of Independent Certified Public Accountants


Board of Directors
The Travelers Insurance Company:


We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.


/s/KPMG LLP


Hartford, Connecticut
March 29, 2001